Exhibit 4.1

XY - THE FINDABLES COMPANY

SUBSCRIPTION AGREEMENT

The securities offered hereby are highly speculative. Investing in shares of XY - the Findables Company, a Delaware corporation (the “Company”), involves significant risks. This investment is suitable only for persons who can afford to lose their entire investment. In addition, investors must understand that equity securities of the Company, including any shares purchased in this offering, could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops following this offering, it may not continue.

The securities offered hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue sky laws and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state securities or blue sky laws. Although an offering statement has been filed with the Securities and Exchange Commission (the “SEC”), that offering statement does not include the same information that would be included in a registration statement under the Securities Act. The securities have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of this offering or the adequacy or accuracy of the offering circular or any other materials or information made available to subscriber in connection with this offering over the web-based platform maintained by the Company for this offering at www.xyfindit.com/invest/offering (the “Platform”). Any representation to the contrary is unlawful.

No sale may be made to persons in this offering who are not “accredited investors” if the aggregate purchase price is more than 10% of the greater of such investors’ annual income or net worth, excluding the value of such investor’s primary residence. The Company is relying on the representations and warranties set forth by each subscriber in this subscription agreement and the other information provided by subscriber in connection with this offering to determine compliance with this requirement.

Prospective investors may not treat the contents of the subscription agreement, the offering circular or any of the other materials available on the Platform (collectively, the “Offering Materials”) or any prior or subsequent communications from the Company or any of its officers, employees or agents (including “testing the waters” materials as defined in Section 3(b) of the Securities Act) as investment, legal or tax advice. In making an investment decision, investors must rely on their own examination of the Company and the terms of this offering, including the merits and the risks involved. Each prospective investor should consult the investor’s own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning the investor’s proposed investment.

The Company reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the securities or to allot to any prospective investor less than the amount of securities such investor desires to purchase.

Except as otherwise indicated, the Offering Materials speak as of their date. Neither the delivery nor the purchase of the securities shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since that date.

This SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the date set forth below by and between the undersigned (“Subscriber”) and the Company, and is intended to set forth certain representations, covenants and agreements between Subscriber and the Company with respect to the offering (the “Offering”) for sale by the Company of shares of its class A common stock (the “Shares”) as described in the Company’s Offering Circular of Form 1-A as initially filed with the SEC on February __, 2017 and as amended to date (the “Offering Circular”) pursuant to Section 3(b) of the Securities Act and the rules promulgated thereunder, a copy of which has been delivered to Subscriber. The Shares are also referred to herein as the “Securities.”

ARTICLE I

SUBSCRIPTION

1.01    Subscription.    Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the number of Shares set forth on the Subscription Agreement Signature Page hereto, and the Company agrees to sell such Shares to Subscriber at a purchase price of $1.00 per Share for the total amount set forth on the Subscription Agreement Signature Page hereto (the “Purchase Price”), subject to the Company’s right to sell to Subscriber such lesser number of Shares as the Company may, in its sole discretion, deem necessary or desirable.

1.02    Delivery of Subscription Amount; Acceptance of Subscription; Delivery of Securities.     Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

(a)        Contemporaneously with the execution and delivery of this Agreement, Subscriber shall pay the Purchase Price for the Shares by credit card, ACH debit transfer or wire transfer in accordance with the instructions provided by the Company in connection with the execution of this Agreement.

(b)        This subscription shall be deemed to be accepted only when this Agreement has been signed by an authorized officer or agent of the Company, and the deposit of the payment of the purchase price will not be deemed an acceptance of this Agreement.

(c)        The Company shall have the right to reject this subscription, in whole or in part.

(d)        The payment of the Subscription Amount (or, in the case of rejection of a portion of the Subscriber’s subscription, the part of the payment relating to such rejected portion) will be returned promptly, without interest or deduction, if Subscriber’s subscription is rejected in whole or in part or if the Offering is withdrawn or canceled.

(e)        Upon acceptance of Subscriber’s investment by the Company, Subscriber shall receive notice and evidence of the digital entry (or other manner of record) of the number of the Shares owned by Subscriber reflected on the books and records of the Company and verified by FundAmerica Stock Transfer, LLC (the “Transfer Agent”), which books and records shall bear a notation that the Shares were sold in reliance upon Regulation A of the Securities Act.

(f)        If Subscriber has elected to set up a recurring purchase of Shares, Subscriber represents and warrants that it understands that any such purchases may be terminated by either Subscriber or the Company prior to the closing of such purchase. All such Share purchases shall be deemed made on the terms and conditions of this Agreement. Subscriber should visit the Platform immediately before any such closing to ensure Subscriber has reviewed the up to date Offering Materials prior to such closing. If Subscriber believes, based on the up to date Offering Materials, that further investment in the Shares is no longer right for Subscriber, Subscriber should terminate further purchases.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of the sale of the Securities to Subscriber (the “Closing”):

2.01    Requisite Power and Authority.    Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Subscription Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

2.02    Investment Representations.    Subscriber understands that the Securities have not been registered under the Securities Act. Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Subscription Agreement. Subscriber has received a copy of the Offering Circular, has reviewed it carefully, and has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the Subscriber requested. Subscriber has evaluated the risks of this investment in the Company, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for Subscriber. Subscriber has adequate financial resources for an investment of this character, and at this time Subscriber could bear a complete loss of Subscriber’s investment. Subscriber understands that any projections which may be made in the Offering Circular are mere estimates and may not reflect the actual results of the Company’s operations.

2.03    Illiquidity and Continued Economic Risk.    Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Securities and Subscriber has no need for any liquidity in Subscriber’s investment. Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities. Subscriber has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of Subscriber’s investment, and to make an informed decision relating thereto; or Subscriber has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of Subscriber’s investment, and to make an informed decision relating thereto.

2.04    TRANSFER RESTRICTIONS. SUBSCRIBER ACKNOWLEDGES THAT THE SHARES ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS, LIMITATIONS AND COVENANTS, INCLUDING WITHOUT LIMITATION ANY DRAG-ALONG RIGHTS AND A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY THAT MAY BE DESCRIBED IN THE COMPANY’S BYLAWS, AS AMENDED FROM TIME TO TIME, WHICH MAY REQUIRE SUBSCRIBER TO VOTE ITS SHARES TO APPROVE CERTAIN EVENTS INVOLVING A SALE OF THE COMPANY AND ALLOWS THE COMPANY THE OPPORTUNITY, BUT NOT THE OBLIGATION, TO PURCHASE SUBSCRIBER’S SHARES IN THE EVENT SUBSCRIBER PROPOSES TO TRANSFER THE SHARES, AND SUBSCRIBER HEREBY AGREES TO BE BOUND BY SUCH RESTRICTIONS, LIMITATIONS AND COVENANTS WHICH SHALL BE DEEMED TO BE INCORPORATED INTO THIS SUBSCRIPTION AGREEMENT BY THIS REFERENCE.

2.05    Accredited Investor Status or Investment Limits.    Subscriber represents that either:

(a)        Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Subscriber represents and warrants that the information set forth in response to question (c) on the Subscription Agreement Signature Page hereto concerning Subscriber is true and correct; or

(b)        The Purchase Price set forth in paragraph (b) of the Subscription Agreement Signature Page, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth, excluding the value of such investor’s primary residence.

Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

2.06    Stockholder Information.    Within five days after receipt of a request from the Company, Subscriber hereby agrees to provide such information with respect to its status as a stockholder (or potential stockholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited status of the Company’s stockholders. Subscriber further agrees that in the event it transfers any Securities in compliance with the Company’s Bylaws, as amended to date, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

2.07    Company Information.    Subscriber has read the Offering Circular filed with the SEC, including the section titled “Risk Factors.” Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. Subscriber acknowledges that no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

2.08    Valuation.    Subscriber acknowledges that the price per share of the Shares was set by the Company on the basis of the Company’s internal valuation and no representations or warranties are made as to such value. Subscriber further acknowledges that future offerings of securities of the Company may be made at lower valuations, which may dilute the value of the Shares and decrease the market value per Share.

2.09    Domicile.    Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page of this Subscription Agreement.

2.10    No Brokerage Fees.    There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber. Subscriber will indemnify and hold the Company harmless against any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

2.11    Foreign Investors.    If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement or the Offering Materials, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

ARTICLE III

SURVIVAL; INDEMNIFICATION

3.01    Survival; Indemnification.    All representations, warranties and covenants contained in this Agreement and the indemnification contained herein shall survive (a) the acceptance of this Agreement by the Company, (b) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of Subscriber, and (c) the death or disability of Subscriber. Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in Article II hereof and that the Company has relied upon such representations, warranties and covenants in determining Subscriber’s qualification and suitability to purchase the Securities. Subscriber hereby agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, affiliates, attorneys, stockholders, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of Subscriber herein or the breach of any warranty or covenant herein by Subscriber. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

ARTICLE IV

MISCELLANEOUS PROVISIONS

4.01    Captions and Headings.    The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

4.02    Notification of Changes.    Subscriber agrees and covenants to notify the Company immediately upon the occurrence of any event prior to the consummation of this Offering that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of this Offering.

4.03    Assignability.    This Agreement is not assignable by Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

4.04    Binding Effect.    Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

4.05    Obligations Irrevocable.    The obligations of Subscriber shall be irrevocable, except with the consent of the Company, until the consummation or termination of the Offering.

4.06    Entire Agreement; Amendment.    This Agreement states the entire agreement and understanding of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, including without limitation documents or agreements previously executed by Subscriber or provided to Subscriber by the Platform in connection with this Offering. No amendment of the Agreement shall be made without the express written consent of the parties.

4.07    Severability.    The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

4.08    Venue; Governing Law.    This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws provisions thereof. The venue for any legal action under this Agreement will be in the proper forum in the Court of Chancery of the State of Delaware or as otherwise provided in the Company’s Bylaws.

4.09    Independent Counsel.    Subscriber acknowledges that this Agreement has been prepared on behalf of the Company by Stradling Yocca Carlson & Rauth, P.C., counsel to the

Company and that Stradling Yocca Carlson & Rauth, P.C. does not represent, and is not acting on behalf of, Subscriber. Subscriber has been provided with an opportunity to consult with Subscriber’s own counsel with respect to this Agreement.

4.10    Acknowledgement of Risks Factors.    Subscriber has carefully reviewed and thoroughly understands the risks associated with an investment in the Shares as described in the Offering Circular. Subscriber acknowledges that this investment entails significant risks.

4.11    Notices.    All notices, requests, demands, consents, and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered or sent by certified mail, postage prepaid, with return receipt requested, addressed to the parties as follows: (i) if to the Company, at 1133 Columbia Street #205, San Diego, California 92101, and (ii) if to Subscriber, at the address indicated below. Any party may change its address for purposes of this Section by giving notice as provided herein.

4.12    Counterparts.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

The undersigned, desiring to purchase shares of class A common stock of the Company, by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

(a)        The number of Shares the undersigned hereby irrevocably subscribes for is:                      (enter number of Shares)

(b)        The aggregate Purchase Price (based on a price of $1.00 per Share) for the Shares the undersigned hereby irrevocably subscribes for is: $                     (enter total Purchase Price)

(c)        Check the applicable box:

☐

The undersigned is an accredited investor (as that term is defined in Regulation D under the Securities Act). The undersigned has checked the appropriate box on the attached Certificate of Accredited Investor Status indicating the basis of such accredited investor status.

☐

The amount set forth in paragraph (b) above (together with any previous investments in the Securities pursuant to this offering) does not exceed 10% of the greater of the undersigned’s annual income or net worth, excluding the value of such investor’s primary residence.

(d)        The Securities being subscribed for will be owned by, and should be recorded on the Company’s books as held in the name of:                                                                                   (print name of owner or joint owners)

If the Securities are to be purchased in joint names, both Subscribers must sign:

Signature	Signature

Name (Please Print)	Name (Please Print)

Email address	Email address

Address	Address

Telephone Number	Telephone Number

Social Security Number/EIN	Social Security Number/EIN

Date	Date

[Signature Page to Subscription Agreement]

This Subscription is accepted on , 2017	XY - the Findables Company
Arie Trouw Chief Executive Officer

[Signature Page to Subscription Agreement]

CERTIFICATE OF ACCREDITED INVESTOR STATUS

The undersigned is an individual “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Act”). The undersigned has checked the box below indicating the basis on which it is representing its status as an “accredited investor”:

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a bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(a)(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

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an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

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a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and having no reason to believe that net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth;

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a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

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a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

☐	an entity in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards.

☐	an individual who is a director or executive officer of XY - the Findables Company.